Exhibit 10.6

STRAIGHT PATH COMMUNICATIONS INC.
2013 STOCK OPTION AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

[INSERT GRANTEES NAME AND ADDRESS]

This Agreement confirms the grant of Restricted Stock to you effective as of [INSERT DATE] (the “Effective Date”) under the Straight Path Communications Inc. 2013 Stock Option and Incentive Plan (the “Plan”), upon the terms and conditions described herein.

1.          Grant of Restricted Stock.  Pursuant to action of the Committee, Straight Path Communications Inc. (the “Company”) hereby grants you under the Plan an aggregate of [INSERT NUMBER OF SHARES] shares of Restricted Stock of the Company’s Class B Common Stock (the “Restricted Shares”), subject to the terms and conditions hereinafter set forth. This grant is a matter of separate inducement and is not in lieu of salary or other compensation for your services.

2.          Closing.  The transfer of the Restricted Shares shall occur simultaneously with the execution of this Agreement. Concurrently with the execution of this Agreement, the Company may issue one or more certificates representing the Restricted Shares (which shall be held by the Company pursuant to paragraph 6 below until the applicable Restrictions (as defined in paragraph 3 below) have lapsed).

3.          Restrictions.  The Restricted Shares are being awarded to you subject to (i) the transfer and forfeiture restrictions set forth in this paragraph 3 below (the “Restrictions”), which shall lapse after the expiration of the vesting periods described in paragraph 4 below, (ii) satisfaction of the tax withholding requirements set forth in paragraph 8 below, and (iii) compliance with the Company’s Insider Trading Policy.

(a)          Transfer.  You may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Shares still subject to Restrictions.

(b)          Forfeiture.  Subject to exceptions as may be determined by the Compensation Committee of the Board of Directors, or as set forth in any employment agreement between you and the Company or any of its subsidiaries that may be in effect at the relevant time, if your Continuous Service shall terminate, all Restricted Shares for which the Restrictions have not lapsed at such time shall be returned to or canceled by the Company, and shall be deemed to have been forfeited by you. Upon a forfeiture of your Restricted Shares, the Company will not be obligated to pay you any consideration whatsoever for the forfeited Restricted Shares.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

4.          Lapse of Restrictions.

(a)          The Restrictions shall lapse to the extent the Restricted Shares have become vested, as follows:

[INSERT VESTING SCHEDULE]

(b)          All of the Restricted Shares shall become vested and the Restrictions shall lapse with respect to any unvested Restricted Shares upon a Change in Control (as defined in the Plan) or under the other conditions set forth in an employment agreement between you and the Company that is in effect at the relevant time.

(c)          To the extent the Restrictions shall have lapsed under this paragraph 4 with respect to any portion of the Restricted Shares, those shares (“Vested Shares”) will be free of the terms and conditions of this Agreement except those terms and conditions contained in paragraph 8 below; provided, however, that such Vested Shares shall remain subject to the terms and conditions of the Company’s Insider Trading Policy.

5.          Adjustments.  The terms “Restricted Shares” and “Vested Shares” shall include any shares or other securities that you receive or become entitled to receive under Section 11 of the Plan as a result of your ownership of the original Restricted Shares.

6.          Custody. Any certificates representing the Restricted Shares (other than Vested Shares) shall be deposited with the Company. The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Shares that are forfeited or otherwise transferred to the Company pursuant to either paragraph 3 above or paragraph 8 below.

7.          Voting and Other Rights.

(a)          Upon the registration of the Restricted Shares in your name, you shall have all of the rights and status as a stockholder of the Company with respect to the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon. All such rights and status as a stockholder of the Company with respect to the Restricted Shares shall terminate if the Restricted Shares are forfeited pursuant to either paragraph 3 above or paragraph 8 below.

(b)          The grant of the Restricted Shares to you does not confer upon you any right to continue in the employ of the Company.

8.          Withholding Taxes.  The award or other transfer of the Restricted Shares, and the lapse of Restrictions on the Restricted Shares, shall be conditioned further on any applicable withholding taxes being paid by you. You hereby authorize the Company to sell, or otherwise take possession of via forfeiture by you or otherwise, such number of the Restricted Shares as the Company deems necessary to satisfy any of your withholding tax requirement.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

9.          Incorporation of Plan Provisions; Employment Agreement.  This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern. To the extent that there is any inconsistency between this Agreement and the terms of any employment agreement between you and the Company during the period when such employment agreement is in force, the terms of an effective employment agreement shall govern.

10.        Stock Power.  At the Company’s request, you hereby agree to promptly execute any document, including a stock power endorsed in blank, that is necessary to comply with the terms of this Agreement.

11.        Successors.  This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees.

12.        Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by each party hereto. No waiver by either party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

13.        Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail or overnight delivery to the proper address. Notices to employees sent via e-mail shall be deemed to satisfy the requirements of this paragraph 13. All notices to the Company shall be addressed to it at:

Straight Path Communications Inc.
5300 Hickory Park Drive, Suite 218,
Glen Allen, VA 23059
Attention: Human Resources, Stock Option and Incentive Plan Administrator

14.        Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

15.        Governing Law.  This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

16.        Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

[INSERT DATE]
[NAME]
[SHARE AMOUNT]

17.        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

To confirm your acceptance of the foregoing, please sign and date below under “Accepted and Agreed” and return one copy of this Agreement to the Human Resources Department, attn: ( __________ ), Straight Path Communications Inc., 5300 Hickory Park Drive, Suite 218, Glen Allen, VA 23059.

STRAIGHT PATH COMMUNICATIONS INC.

By:
	Name:	Davidi Jonas
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Name: [INSERT EMPLOYEE NAME]

Date:

[INSERT DATE]
[NAME]
[SHARE AMOUNT]